Exhibit 99.2

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE UNDER THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

Global Opioid Settlement Term Sheet

This Global Opioid Settlement Term Sheet (this “Term Sheet”), describes the terms of a proposed settlement (the “Global Opioid Settlement”) of all outstanding disputes and controversies relating to the Joint Plan of Reorganization of Mallinckrodt PLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Plan”) between and among the Debtors, the Governmental Plaintiff Ad Hoc Committee (the “GAHC”), the Multi-State Governmental Entities Group (the “MSGE Group”) and the Official Committee of Opioid Related Claimants (the “OCC” and together with the Debtors, the GAHC and the MSGE Group, the “Parties”), as well as certain related implementation and other matters being resolved pursuant hereto. This Term Sheet incorporates the rules of construction set forth in section 102 of the Bankruptcy Code. Capitalized terms used but not otherwise defined in this Term Sheet have the meanings assigned in the Plan.

This Term Sheet does not include a description of all of the terms, conditions, and other provisions that are to be contained in the definitive documents implementing the Global Opioid Settlement and broader Restructuring of claims against and interests in the Debtors, which remain subject to negotiation in accordance herewith and with the Restructuring Support Agreement. For the avoidance of doubt, except as expressly modified hereby, the terms of the Restructuring Support Agreement (including the Opioid Settlement Term Sheet annexed thereto) remain unchanged and in full force and effect in accordance with the terms and conditions of the Restructuring Support Agreement.

TERMS OF THE GLOBAL OPIOID SETTLEMENT

Overview / Plan Support

The Global Opioid Settlement will be implemented through the Plan, consistent with the terms of (a) this Term Sheet, and (b) the Restructuring Support Agreement, through the Chapter 11 Cases. The Global Opioid Settlement shall constitute a compromise and settlement of all disputed issues between and among the Parties relating to the Plan including, among other things, the Additional Insurance Rights and scope of Assigned Third-Party Claims related to Co-Defendant Claims.

In consideration of the compromises and settlements set forth herein, (a) the OCC will (i) support the Plan and (ii) encourage all holders of Opioid Claims entitled to vote on the Plan to vote in favor of the Plan (including by transmitting to holders of Opioid Claims a letter supporting the Plan), in each case, so long as the Plan and any related Definitive Documents are not inconsistent with this Global Opioid Settlement and (b) the GAHC and MSGE Group each reaffirm their obligations under the Restructuring Support Agreement (as expressly modified hereby). Such letter shall also be filed on the docket of the Debtors’ bankruptcy case and be made available on the Debtors’ restructuring website and the OCC’s website, and the OCC’s prior letter regarding the Plan shall be removed from such websites. The OCC shall take an active role in defending the Plan, including, among other things, presenting evidence and filing pleadings, as necessary, to support both the settlement as well as the value allocated to non-opioid creditors.

Additional Consideration to Opioid Trust

On the Plan Effective Date, and other than as set forth herein, in addition to the Trust Consideration described in the Opioid Settlement Term Sheet and contemplated by the Plan as of the date of this Global Opioid Settlement, the Opioid MDT II will receive:

•   $125 million in Cash payable on the eighth anniversary of the Effective Date; and

•   50% of the Debtors’ interest in any Claims and Causes of Action against present or former shareholders that are not Released Parties arising from the Debtors’ share repurchase program between 2015-2018 (the “Share Repurchase Claims”); and the Opioid MDT II shall control the decision–making, prosecution, settlement, monetization, and ultimate disposition of such Share Repurchase Claims (it being understood and agreed that any such settlement, monetization, or disposition cannot treat holders of such interests in such Share Repurchase Claims inconsistently without such holders’ consent or, if applicable, without offering such holders the right to participate in such settlement, monetization, or disposition); additionally the Plan shall include provisions regarding cooperation and document sharing by the Company for the benefit of the Opioid MDT II to allow the Opioid MDT II to maximize the value of these causes of action and, if appropriate, agreed information sharing and consultation rights in favor of the GUC Trustee, if applicable.

New Opioid Warrants Terms	The terms of the New Opioid Warrants shall be modified to provide that they are exercisable through the sixth anniversary of the Effective Date (regardless of whether the Reorganized Debtors exercise the Prepayment Option and prepay the Opioid Deferred Cash Payments in full), instead of being exercisable (i) at any time on or prior to the seventh anniversary of the Effective Date, or (ii) through and including the fifth anniversary of the Effective Date if the Reorganized Debtors exercise the Prepayment Option and prepay the Opioid Deferred Cash Payments in full.

Prepayment Option

The relevant Plan definitions related to the Prepayment Option shall be amended and restated by the following:

292. “Prepayment Option” means the right to prepay, in full or in part, the Opioid Deferred Cash Payments, at any time on or prior to eighteen (18) months after the Effective Date, at (a) for full prepayments (with no prior prepayments having been made) as of the end of each of the 18 months after the Effective Date, the prepayment cost set forth on Annex A hereto or (b) to the extent a prepayment is partial, is made following an earlier prepayment, or occurs other than at the end of a month, a price equal to the present value of the amounts to be prepaid, at the date of prepayment, discounted at the discount rate that would be required for (i)(A) the present value of the then-remaining scheduled Opioid Deferred Cash Payments at the prepayment date (without giving effect to any prior prepayments), excluding the payment due on the eighth anniversary of the Effective Date, plus (B) $450,000,000 to equal (ii)(A) the present value of the payments that would have been remaining under the Original Payment Schedule at the prepayment date (excluding the initial $300,000,000 payment provided for in the Original Payment Schedule and any other payments that would have been made by such date, but without giving effect to any prior prepayments), discounted at a discount rate of 12% per annum, plus (B) $300,000,000.

240. “Opioid Deferred Cash Payments” means the right of the Opioid MDT II to receive Cash payments on the Opioid Deferred Cash Payments Terms in the following amounts and on the following dates: (a) $200,000,000 on each of the first and second anniversaries of the Effective Date; (b) $150,000,000 on each of the third through seventh anniversaries of the Effective Date; and (c) $125,000,000 on the eighth anniversary of the Effective Date; provided, that at any time on or prior to eighteen (18) months after the Effective Date, the Reorganized Debtors shall have the Prepayment Option; provided, further, that to the extent the Reorganized Debtors seek to prepay only a portion of the Opioid Deferred Cash Payments in accordance with the Prepayment Option, such prepayment shall (x) not be funded from the proceeds of the incurrence of indebtedness by the Reorganized Debtors; and (y) prepay Opioid Deferred Cash Payments in accordance with the above in inverse order beginning with the payment due on the eighth anniversary of the Effective Date. The Opioid Deferred Cash Payments will be joint and several obligations (or be subject to an economically similar arrangement) of all current and future borrowers, issuers, pledgers, and guarantors of the Debtors’ funded indebtedness identified in the affirmative covenants supporting such obligations; provided, that for so long as the New Takeback Term Loans, the First Lien Notes, Second Lien Notes, Takeback Second Lien Notes, Cram-Down First Lien Notes, Cram-Down Second Lien Notes (or any indebtedness incurred to refinance or replace such New Takeback Term Loans, First Lien Notes, Second Lien Notes, Takeback Second Lien Notes, Cram-Down First Lien Notes, or Cram-Down Second Lien Notes) remain outstanding, in no event shall the cash payments described above be guaranteed by (or be required to be guaranteed by) an entity that does not also guarantee the New Takeback Term Loans, First Lien Notes, Second Lien Notes, Takeback Second Lien Notes, Cram-Down First Lien Notes, or Cram-Down Second Lien Notes (or such refinancing or replacement debt).

Co-Defendant Indemnity Releases / Assigned Third-Party Claims

The Debtors will designate the holders of Co-Defendant Claims with alleged contractual indemnity rights against the Debtors to which the Debtors will offer and negotiate full mutual releases (including full releases by Released Co-Defendants of all claims against any Opioid Insurance Policies transferred to the Opioid MDT II, irrespective of whether such Released Co-Defendants may be insured under such insurance policies) as of the Effective Date (the “Released Co-Defendants”), which holders shall be disclosed to the Supporting Parties and the OCC.

The Released Co-Defendant Claims shall not be channeled to the Opioid MDT II and the Assigned Third-Party Claims shall not include any Causes of Action held by the Debtors against the Released Co-Defendants.

For the avoidance of doubt, the Released Co-Defendants will not include any other Co-Defendants, including but not limited to Medtronic or any successors, predecessors, or affiliated entities of Medtronic.

Additional Insurance Rights	The Plan shall not provide for the assignment to, or vesting in, the Opioid MDT II of any Additional Insurance Rights. The Assigned Insurance Rights under the Plan shall be transferred solely to the Opioid MDT II and shall be defined to include any and all Insurance Contracts, other than D&O Liability Insurance Policies, that may provide or may have provided the Debtors with rights with respect to any Opioid Claim.

Opioid Covenants	Opioid covenants shall be as set forth on Exhibit A, subject to the terms of the Restructuring Support Agreement, as amended.

MDT II Trustees	The Plan will be amended to provide for three initial Opioid MDT II Trustee(s), all of which shall be selected by the GAHC, the MSGE Group, and the OCC in consultation with the Debtors, provided that if the GAHC, the MSGE Group, and the OCC cannot agree on the identity of the three initial Opioid MDT II Trustees, one of the initial Opioid MDT II Trustees shall be selected by the OCC, and the remaining two of the initial Opioid MDT II Trustees shall be selected by the GAHC and the MSGE Group, in all cases in consultation with the Debtors.

Releases	The Debtors’ release of Opioid Claimants by the Protected Parties shall be acceptable to the Debtors, the GAHC, the MSGE Group, and the OCC, subject to the terms of the Restructuring Support Agreement, as amended.

Challenge Period	The Debtors, the Required Lenders (as defined in the Final Order Under Bankruptcy Code Sections 105(a), 361, 362, 363, 503, and 507, and Bankruptcy Rules 4001 and 9014 (I) Authorizing Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Secured Parties; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief [Docket No. 586] (the “Cash Collateral Order”)), and the OCC will enter into a stipulation that provides that upon the filing of this Term Sheet with the Court, the Challenge Period (as defined in the Cash Collateral Order) applicable to the OCC is tolled, solely to the extent preserved by OCC as of the date hereof, through the date the court enters an order confirming the Plan, and if the Plan is confirmed, it shall be automatically tolled through the Effective Date; provided, that the OCC may not pursue challenges prior to the Effective Date unless the court enters an order denying confirmation of the Plan or the Debtors publicly announce that they are ceasing to pursue the consummation of the confirmed Plan; provided, further, that if the Plan is not confirmed, then the

Challenge Period shall be tolled to one week from the entry of an order denying confirmation, and if the Debtors publicly announce they are ceasing to pursue confirmation of the confirmed Plan, then the Challenge Period shall be tolled to one week from such announcement.

Definitive Documents	All Definitive Documents relating to the specific subject matter of this Global Opioid Settlement shall be consistent in all respects with this Term Sheet, and the provisions regarding implementation of this Global Opioid Settlement in the Definitive Documents, including the Plan) shall be in form and substance reasonably acceptable to the Debtors, the GAHC, the MSGE Group and the OCC. Without limiting the foregoing, to the extent the Plan does not already include the below, the Plan shall be modified to include a release of the OCC (and all of its advisors, members and such members’ advisors).

Annex A

Opioid Deferred Cash Payments

Annex A

Prepayment Cost of Deferred Cash Payments at Various Months After Plan Effective Date1

Months after Plan Effective Date (end of Month)	Prepayment Cost of Deferred Cash Payments
0	$716,889,259
1	$725,128,582
2	$733,440,227
3	$741,824,347
4	$750,281,031
5	$758,810,295
6	$767,412,072
7	$776,086,190
8	$784,832,363
9	$793,650,162
10	$802,538,992
11	$811,498,058
12	$820,526,326	[2]
13	$627,859,737
14	$635,254,954
15	$642,711,782
16	$650,229,925
17	$657,808,961
18	$665,448,320	[3]

[1]

Amounts shown in annex above show the prepayment cost at the end of each of the 18 months after the Effective Date for the remaining unpaid Opioid Deferred Cash Payments at such time. To the extent a prepayment occurs other than at the end of the month, the prepayment cost shall be calculated as of such prepayment date pursuant to the formula set forth in the Prepayment Option.

[2]	Month twelve includes $200,000,000 payment due at such time.
[3]	Prepayment right may be exercised on or prior to eighteen months after the Effective Date.

Exhibit A

Opioid Covenant

                                         Opioid Deferred Cash Payments Covenants

DEBT AND LIEN INCURRENCE

Existing Credit Agreement and Incremental Debt

Greater of:

•   (i) 1L debt outstanding under Existing Credit Agreement as of the Plan Effective Date and as such amount is reduced by any repayments or prepayments (excluding repayments or prepayments in connection with a refinancing) plus $200MM of incremental 1L Indebtedness, and

•   (ii) Indebtedness that does not cause Adusted 1L SLR, pro forma for then most recently ended Test Period, to exceed 3.25x, while Qualified Ratings[1] apply, otherwise 2.75x; provided, that Adjusted 1L SLR shall be calculated based on the aggregate amount of all 1L debt and all junior debt that is secured pursuant to the ratio lien basket below

All Indebtedness outstanding under the Existing Credit Agreement on the Plan Effective Date shall at all times be deemed to have been incurred pursuant to this basket

General Debt	Greater of $50MM and [TBD]% of CTA

General Liens	Greater of $75MM and [TBD]% of CTA

Non-Opioid Trust Obligor Debt / Non-Loan Party Subsidiary Debt	Greater of $100MM and [TBD]% of CTA provided Opioid Trust Obligors do not provide credit support for such indebtedness[2]

Qualified Receivables Facilities	Greater of $200MM and [TBD]% of CTA

Capitalized Lease Obligations / Sale Leasebacks	Greater of $125MM and [TBD]% of CTA

Acquisition / Assumed Debt

For secured Indebtedness, total SLR shall not exceed (i) 3.25x on a pro forma basis while Qualified Ratings apply, otherwise 2.75x, or (ii) total SLR immediately prior

For all such Indebtedness, FCCR shall not be less than 2.25x on a pro forma basis, or not be less, on a pro forma basis, than FCCR immediately prior

Existing Senior Notes	Deleted, replaced by existing First Lien Notes, existing Second Lien Notes and Settlement Second Lien Notes • To include takeback debt and cram-down notes, if any, issued pursuant to the Plan

Ratio Debt / Permitted Debt

Uncapped so long as (i) no Default or EOD, and (ii) pro forma FCCR is not less than 2.75x, stepping down to 2.50x upon such time Opioid Deferred Cash Payments is $625MM or less, and 2.25x if $375MM or less

Limited to debt of a Borrower or a domestic loan party that is not secured on a pari passu basis

Ratio Liens	Liens securing Permitted Debt up to a pro forma total SLR of not greater than 3.25x while Qualified Ratings apply, otherwise 2.75x

PROVISIONS RELATED TO PERMITTED INVESTMENTS

General Investment Basket	Up to greater of $400MM and [TBD]% of CTA • $100MM sublimit, shared with Builder Basket, for investments in unrestricted subsidiaries (other than ordinary course investments)

Builder Basket (Shared Basket Between Restricted Payments and Permitted Investments)

Sum of (i) $50MM, plus (ii) 50% of Cumulative Retained Excess Cash Flow amount beginning with first full fiscal quarter post-closing, plus (iii) other customary adjustments as set forth in existing credit agreement; availability of Builder Basket subject to Total Net Leverage < 3.50x

May not be used for Restricted Payments if more than $600MM of Opioid Deferred Cash Payments remain unpaid

Investments in Non-Opioid Trust Obligors / Non-Loan Parties	Allowed provided that any such Investments shall (i) comprise intercompany transactions undertaken (as certified by a Responsible Officer of a Borrower) in good faithfor the purpose of improving the consolidated tax efficiency of the Parent and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein and (ii) be made solely in the form of cash, notes, receivables and payables or securities

Investments in JVs	JVs: Greater of $200MM and [TBD]% of CTA Guarantee of Debt of JVs: Greater of $100MM and [TBD]% of CTA

Ratio Investment Basket	If no Default or EOD, up to 3.25x Total Net Leverage Ratio

Investments into Unrestricted Subs	Not permitted except for (i) transactions in the ordinary course of business upon terms that are substantially no less favorable than would be obtained in a comparable arm’s-length transaction with non-Affiliate, and (ii) Investments in aggregate outstanding amount of $100MM when made pursuant to sub-limit described above

[1]

Qualified Ratings means public corporate family ratings (or equivalent) that include at least two of the following: a rating equal to or higher than B2 from Moody’s, a rating equal to or higher than B from S&P or a rating equal to or higher than B from Fitch.

[2]	Basket is separate and incremental to general debt basket and qualified receivables facilities basket.

1

                                         Opioid Deferred Cash Payments Covenants

PROVISIONS RELATED TO RESTRICTED PAYMENTS

Modifications to Definition of Restricted Payments	Definition of Restricted Payments to match that in the Existing Credit Agreement (i.e., limited to payments on equity, etc., as junior secured/unsecured debt is senior to or pari with Opioid Deferred Cash Payments)

Restricted Debt Payments Basket	N/A

Restricted Settlement Payments Basket	N/A

General RP Basket	If no Default or EOD, $50MM

Builder Basket (Shared Basket Between Restricted Payments and Permitted Investments)

Sum of (i) $50MM, plus (ii) 50% of Cumulative Retained Excess Cash Flow amount beginning with first full fiscal quarter post-closing, plus (iii) other customary adjustments as set forth in existing credit agreement; availability of Builder Basket subject to Total Net Leverage < 3.50x

May not be used for Restricted Payments if more than $600MM of Opioid Deferred Cash Payments remain unpaid

Ratio RP Basket	Eliminated (and relevant definitions and related provisions will be deleted accordingly)

Equity Raise RP Basket	RPs may be made with any portion of Cumulative Parent Qualified Equity Proceeds Amount

OTHER

Financial Covenant	No financial covenant

Leverage Calculations

Calculation of all leverage ratios for purposes of debt, lien, RP and investment covenants shall be be pro forma, on a consolidated basis, and include only EBITDA of Subsidiaries (i.e., EBITDA of Unrestricted Subsidiaries is excluded from calculations), provided that net distributions from Unrestricted Subsidiaries to the Company or Restricted Subsidiaries are included in EBITDA (if greater than zero)

Leverage ratios to be calculated excluding capitalization of opioid and Acthar settlements in all cases

Transfer of Material IP	In no event shall any material IP be transferred by an Opioid Trust Obligor to a non-Opioid Trust Obligor (including any unrestricted subsidiary) via Investment or Restricted Payment otherwise permitted pursuant to this agreement (subject to certain exceptions)[3]

Designated Non-Cash Consideration	Greater of $120MM and [TBD]% of CTA

“Fixed Charges” Definition	Definition of Fixed Charges to exclude annual payment made to Opioid Trust

“CNI” Definition (Cap on Exclusions of Non-Recurring Items)	No cap

Cap on Pro Forma Cost Savings	Pro forma cost savings capped at 15% of EBITDA (excl. cost savings)

Other

% of CTA baskets to be set as equivalent to fixed dollar prong, based on Company’s balance sheet upon emergence

Transactions pursuant to the Plan (including refinancing of some or all of the existing debt at exit) are permitted

Baskets calculated on fixed dollar or % of CTA will be deemed not utilized at exit

Definition of Investment to be consistent with existing and modified debt documents

AFFIRMATIVE COVENANTS, CLAIM AMOUNT, EVENTS OF DEFAULT

Affirmative Covenants

The Opioid Trust Deferred Payment Obligations shall have the benefit of all of the affirmative covenants in the Takeback TL Credit Agreement except that:

•   The Opioid Trust will not be listed as a co-loss payee on any property or casualty policies or as an additional insured on any general liability policy (5.02)

•   The Opioid Trust Obligors will not be required to deliver any Perfection Certificate (5.04(f))

•   The covenant relating to use of proceeds will be deleted (5.08)

•   The covenant relating to additional security will be deleted (5.10), but future borrowers, issuers, pledgers and guarantors of any of the Reorganized Debtors’ principal credit agreement and other indebtedness covered under analogous security documentationfrom time to time will automatically become Opioid Trust Obligors

•   The requirement to obtain and maintain a rating will be deleted (5.11)

[3]	Exceptions per takeback TL agreement.

2

                                         Opioid Deferred Cash Payments Covenants

•   The post-closing obligations covenants (5.12), which related to security arrangements, will be deleted.

•   The covenant relating to account control agreements (5.13) will be deleted

•   For the avoidance of doubt, there shall be no covenants relating to the Cadence IP Licensee

Claim Amount

Reporting requirements are under evaluation and TBD, but will be no less comprehensive than those included in the Parent’s new credit agreement.

In the event of any bankruptcy or other proceeding with respect to any Opioid Trust Obligor under or pursuant to any Debtor Relief Laws, the Opioid Trust shall be entitled to assert the full unpaid amount of the Opioid Trust Deferred Payments, without discount or reduction of any kind, including without limitation any discount or reduction that might otherwise be imposed by law, including Debtor Relief Laws or any court administering any such proceeding, as a result of, or in connection with, the payment of any of the Opioid Trust Deferred Payments prior to their originally scheduled payment dates

Events of Default

Event of Default triggers consistent with Events of Default in existing notes.

Occurrence of a Change of Control shall not constitute an EoD. If the Change of Control leads to a ratings downgrade, then such Change of Control shall trigger a put right against the Company based on the undiscounted amount of remaining Opioid Deferred Cash Payments

3